Exhibit 99.1

THE REALREAL ANNOUNCES REFINANCING OF 2029 SENIOR SECURED NOTES WITH NEW $150 MILLION TERM LOAN AND $25 MILLION REVOLVING CREDIT FACILITY

•	Refinancing Extends Secured Debt Maturity to 2033 and Reduces Interest Expense

•	Outlines Medium-Term Target for Leverage

San Francisco, October 15, 2026 — The RealReal, Inc. (Nasdaq: REAL) (the “Company”), the world’s largest online marketplace for authenticated, resale luxury goods, today announced that it has entered into a credit agreement providing for a new $150 million senior secured term loan and a new $25 million senior secured revolving credit facility (collectively, the “New Credit Facilities”). The Company intends to use the proceeds of the term loan to redeem all of its outstanding 4.25%/8.75% PIK/Cash Pay Senior Secured Notes due 2029 (the “2029 Notes”) at par. Funding of the term loan and redemption of the 2029 Notes are expected to occur on or about October 19, 2026.

Funds managed by affiliates of Fortress Investment Group LLC (“Fortress”) will fund the New Credit Facilities, which initially bear interest at SOFR plus 5.75%, subject to a leverage-based pricing mechanism, payable entirely in cash. The New Credit Facilities mature in October 2033. Additional information regarding the New Credit Facilities will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

“This refinancing represents a key milestone in our plan to strengthen our balance sheet. Over the last two years, we have successfully lowered our total debt by more than $80M. This transaction builds on that progress by reducing overall interest costs and further extending our maturity profile” said Ajay Gopal, Chief Financial Officer. “We believe our consistent progress in growing Adjusted EBITDA, coupled with a cash-efficient operating model that translates Adjusted EBITDA growth into robust cash flows, positions us well to continue deleveraging in the years ahead.”

“We are pleased to partner with The RealReal on this transaction,” said Mac Maynard, Managing Director in Corporate Credit at Fortress Investment Group. “We believe The RealReal has established a market-leading position in luxury resale backed by a differentiated business model, and the Company’s strong and improving financial profile made this a compelling opportunity for our investors.”

Moelis & Company LLC served as Sole Placement Agent and Arranger and Wachtell, Lipton, Rosen & Katz served as legal counsel to The RealReal in connection with the transaction.

Transaction Highlights

•

Maturity Extended: The New Credit Facilities mature in 2033, extending the Company’s secured debt maturity by approximately four years and eliminating the potential December 2027 springing maturity under the 2029 Notes. The New Credit Facilities are subject to a springing maturity if more than $25 million of the Company’s 4.000% Convertible Senior Notes due 2031 remain outstanding 91 days prior to their scheduled maturity.

•

Lower Total Interest Expense and Elimination of PIK: The initial all-in interest rate on the term loan of SOFR+5.75% compares favorably to the 13.00% all-in interest rate (8.75% cash plus 4.25% PIK) on the 2029 Notes and is expected to reduce the Company’s annual total interest expense by approximately $4 million in the first year[1].

•	Added Liquidity: The $25 million revolving credit facility, expected to be undrawn at closing, provides incremental liquidity and financial flexibility.

Balance Sheet Priorities

Today’s transaction is a meaningful milestone in The RealReal’s multi-year effort to simplify and strengthen its balance sheet. It sets the foundation to target reducing total leverage to $150 million in the medium-term. One potential path for doing so would be the Company repaying its convertible notes due 2028 from cash on hand at their stated maturity, and, if elected by the holders thereof in accordance with the terms of the indenture, converting convertible notes due 2031 into the Company’s common equity.

The Company remains focused on topline growth, expanding its Adjusted EBITDA Margins to its medium-term target of 15-20% and translating the resulting increase in Adjusted EBITDA to operating cash flows. This will enable it to execute on its plan to continue deleveraging and strengthening its balance sheet.

This refinancing is expected to be accretive to earnings per share on a run-rate basis, excluding one-time transaction costs, as the lower all-in interest rate reduces the Company’s total interest expense.

[1]	Based on the 1-year swap rate for 1-month Term SOFR of 4.432% as of September 30, 2026

The Company looks forward to discussing its third quarter 2026 financial results and business performance in detail on its upcoming earnings call scheduled for October 29, 2026.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated resale luxury goods, trusted by a community of 45 million members. Its full-service consignment model across fashion, fine jewelry and watches, art and home, makes it easy for customers to buy and sell luxury wherever they are. The Company combines rigorous, expert-led authentication with AI and proprietary technology to optimize operations and pricing while streamlining the customer experience. Backed by 15 years of proprietary data and more than 50 million items sold, The RealReal has become the preferred destination for modern luxury resale, redefining the luxury lifecycle.

About Fortress Investment Group LLC

Fortress Investment Group LLC is a leading, highly diversified global investment manager serving institutional clients and private investors worldwide. Founded in 1998, Fortress manages $55 billion of assets under management as of June 30, 2026, across a range of credit and real estate, private equity and permanent capital investment strategies. AUM refers to assets Fortress manages, including capital that Fortress has the right to call from investors, or investors are otherwise required to contribute, pursuant to their capital commitments to various funds or managed accounts.

Investor Relations Contact:

IR@therealreal.com

Press Contact:

PR@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance and leverage profile of The RealReal that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about the New Credit Facilities, future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, and uncertainty surrounding macro-economic trends, financial guidance, anticipated growth in 2026, the anticipated impact of generative AI, and financial targets, goals and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the redemption of the 2029 Notes does not occur, our ability to generate sufficient cash flows, or otherwise obtain funds, to repay or refinance our convertible notes due 2028 when due, whether our convertible notes due 2031 are converted into equity by the noteholders thereof, which primarily depends on, among other things, the trading price of our common stock relative to the conversion price and on the elections of noteholders, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the Company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at investor.therealreal.com or the SEC’s website at sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements, except as required by law.